Exhibit 99.1

LifeWallet Announces New Comprehensive Settlements Totaling More Than $5.9 Million, Continued Progress in Recoveries on Owned Claims and Acquiring Rights to Additional Claims, and Initiatives to Eliminate Wasteful Medicare Spending by Launching Beta Testing of Its Clearinghouse Solution, Built in Partnership with Palantir Technologies, Inc.

MIAMI, Nov. 11, 2024 (GLOBE NEWSWIRE) -- MSP Recovery, Inc. d/b/a LifeWallet (NASDAQ: LIFW) (“LifeWallet” or “the Company”) announces new comprehensive settlements totaling more than $5.9 million, continued progress in recoveries on owned claims and acquiring rights to additional claims, and advancing initiatives to eliminate wasteful spending of Medicare dollars and improve federal cost-cutting measures by reducing improper payments made by healthcare entities across the United States.

Medical Device Settlement:

LifeWallet entered into a confidential settlement agreement with a product manufacturer totaling $760,000. As part of LifeWallet’s owned claims portfolio, the Company has ongoing litigation against other pharmaceutical and medical device manufacturers based on claims of defective products or anti-competitive pricing. These settlements are not a guarantee that LifeWallet’s portfolio of assigned claims can be settled with the same or similar terms.

Property & Casualty Settlements:

LifeWallet entered into two comprehensive settlements with property and casualty insurers (P&C Insurers), totaling more than $5.2 million, which offer a going-forward process to collaboratively and timely resolve future claims and share important historical data. This is expected to enhance LifeWallet’s claims reconciliation capabilities by identifying claims owned by LifeWallet that it may have a right to recover on, benefiting Medicare plans and downstream entities across the mainland U.S. and Puerto Rico.

Some of these settlements require the P&C Insurers to provide data by way of an Application Programming Interface to the LifeWallet clearinghouse platform that was designed and created by LifeWallet and Palantir Technologies, Inc. (NYSE: PLTR). The clearinghouse is a hybrid between a statistical analysis system model and one that identifies improper payments, while also having the capability to provide patients, providers and attorneys with an individual’s current and past medical conditions as they relate to improper payments or potential claims against the world’s largest pharmaceutical and medical device companies.

Details of the two settlements include:

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The P&C Insurers’ agreement to provide ten years of historical data (identifying all claims processed from January 1, 2014, through the effective date) and data sharing of future claims, extending out for one year, assisting LifeWallet in reconciling its current and future assigned Medicare claims to be able to collect on owned claims that are owed as a result of failure to pay or reimburse;
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A 10-year agreement to resolve cooperatively, or through binding mediation, relevant Medicare claims (liens) that LifeWallet owns today and in the future;
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The P&C Insurers’ agreement that they are primary payers for any unreimbursed Medicare lien that LifeWallet identifies from data sharing, and the P&C Insurers’ agreement to assign all rights to collect against other third parties that either failed to pay liens or collected twice from Medicare funds and the P&C Insurers;
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A cash payment from the P&C Insurers to LifeWallet to settle existing historical claims; and
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The opportunity for the P&C Insurers to implement LifeWallet’s coordination of benefits clearinghouse solution.

LifeWallet is also currently in negotiations with other property and casualty insurers to resolve claims on a similar basis, including one of the country’s largest P&C Insurers. Some of these negotiations have resulted in collaborative statistical sampling and extensive data matching to determine the size and scope of claims that are owned by the Company that LifeWallet has asserted repayment is due pursuant to Medicare Secondary Payer and other related laws. These insurers are acting in good faith to attempt to resolve these disputes. As with other achieved settlements, LifeWallet attempts to reach agreements to resolve historical claims without litigation for ten (10) years moving forward.

Exhibit 99.1

The two settlements announced today follow three previous comprehensive settlements announced by LifeWallet on April 18, 2024, March 3, 2024 and July 22, 2024, totaling nearly 70 (affiliated and non-affiliated) property and casualty insurers. These settlement agreements are the result of LifeWallet’s decade-long commitment to revolutionize the fragmented healthcare reimbursement system with data-driven solutions, utilizing its extensive legal infrastructure to enforce Primary Payer obligations (from mostly property and casualty insurers), through years of federal and state litigation.

LifeWallet notes these settlements are not a guarantee that LifeWallet’s portfolio of assigned claims (owed by other Primary Payers) can be settled with the same or similar terms. The settlement values are a combination of monetary and non-monetary considerations, with the non-monetary considerations involving LifeWallet obtaining data on all the claims that were processed and paid by the P&C Insurers, and the P&C Insurers’ assignment of rights to collect against other responsible parties. LifeWallet expects that this will enhance its ability to discover liens and recover payments owed more efficiently than through litigation. It also enables LifeWallet to pursue a diversified number of entities that failed to pay liens or collected twice for the same bills, both from the insurer and LifeWallet’s assignor clients.

Federal Cost-Cutting and Eliminating Wasteful Spending Through LifeWallet/Palantir Clearinghouse

In 2023, the Centers for Medicare & Medicaid Services (CMS) estimated that Medicare lost $31.2 billion due to improper payments, which was 7.38% of the Medicare Fee-for-Service (FFS) program. LifeWallet is advancing initiatives to eliminate this wasteful spending and unnecessary Medicare secondary payments, utilizing its clearinghouse system, created through its exclusive healthcare partnership with Palantir Technologies, Inc. The clearinghouse solution utilizes the Palantir Foundry platform, AI tools, natural language processing, and machine learning, resulting in the development of a sophisticated data analytics system that captures and manages healthcare data, enhancing LifeWallet’s Chase to Pay model.

After successful beta testing, the LifeWallet/Palantir clearinghouse continues to build upon previously announced initiatives (“MSP Recovery and Palantir to Transform Connectivity Across the U.S. Healthcare System”) providing real-time data driven solutions that focus on data from patients, attorneys, healthcare providers, and healthcare insurers, as well as property and casualty insurers, all designed to create an expansive repository of data that can be used to determine medical conditions as well as payer obligations.

LifeWallet’s CEO John H. Ruiz is of the opinion these technological advancements will ignite a new era of collaboration, efficiency, and cost-savings, saying, “Systemic issues have plagued the healthcare system for decades. We have built solutions for the public and private sector to cut unnecessary healthcare costs and save billions of taxpayer dollars, benefitting every American, and that is something we can all unite behind.”

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “plan" and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts, including for example statements regarding potential future settlements. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance or results and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by the Company herein speaks only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for the Company to predict or identify all such events or how they may affect it. the Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to, the Company’s ability to capitalize on its assignment agreements and recover monies that were paid by the assignors; the inherent uncertainty surrounding settlement negotiations and/or litigation, including with respect to both the amount and timing of any such results; the success of the Company's scheduled settlement mediations; the validity of the assignments of claims to the Company; negative publicity concerning healthcare data analytics and payment accuracy; and those other factors included in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by it with the SEC. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Exhibit 99.1

About LifeWallet

Founded in 2014 as MSP Recovery, LifeWallet has become a Medicare, Medicaid, commercial, and secondary payer reimbursement recovery leader, disrupting the antiquated healthcare reimbursement system with data-driven solutions to secure recoveries from responsible parties. LifeWallet provides comprehensive solutions for multiple industries including healthcare, legal, and sports NIL. For more information, visit: LIFEWALLET.COM.

CONTACTS

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